                                                                    EXHIBIT 10.1

  UNITED AMERICAN HEALTHCARE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2005)

United American Healthcare Corporation (the "Company") has established the United American Healthcare Corporation Supplemental Executive Retirement Plan (the "Plan"), effective January 1, 2005, for the benefit of a select group of its management and highly compensated employees. The Plan is intended to provide retirement income for selected employees which is in addition to that provided under any tax qualified or other retirement plans or programs maintained by the Company. The Plan is intended to comply with the provisions of Code Section 409A, and as modified by Internal Revenue Service guidance or regulations issued thereunder. The Plan is hereby amended and restated, also effective as of January 1, 2005, in order to ensure compliance with additional guidance from the Internal Revenue Service under Code Section 409A.

                             ARTICLE I - DEFINITIONS

The following words and phrases, wherever capitalized, shall have the meanings set forth below, unless the context requires otherwise.

1.1 "ACCOUNT" means the bookkeeping account established by the Company to record amounts credited with respect to a Designated Employee pursuant to Article III (Accounts).

1.2 "ANNUAL CREDIT AMOUNT" means the dollar amount specified by the Compensation Committee from time to time for a Designated Employee.

1.3 "BENEFICIARY" means the person or persons designated by a Designated Employee to receive payments from the Plan in the event of the death of the Designated Employee. Beneficiary designations must be in writing, signed and dated by the Designated Employee, and filed with the Company before the death of the Designated Employee. If a Designated Employee fails to designate a Beneficiary or if no designated Beneficiary survives the Designated Employee, the Designated Employee's Beneficiary shall be the Designated Employee's estate.

1.4 "CAUSE" means:

     (a) the Designated Employee's conviction of a felony; or

     (b) as determined by the Compensation Committee:

          (i) the Designated Employee's engagement in conduct which has caused serious injury to the Company, monetary or otherwise; or

          (ii) the Designated Employee's gross neglect or gross dereliction of his duties or other substantial misconduct or breach of performance; or

          (iii) the Designated Employee's disclosure, dissemination, use, communication or appropriation of confidential information while employed by the Company.

1.5 "CHANGE IN CONTROL AMOUNT" means, as to a Designated Employee, the dollar amount equal to three times the Designated Employee base salary (his gross annual salary, exclusive of any bonuses, but including any deferrals to a tax-qualified plan) in effect as of date of the occurrence of a Vesting Event under Section 1.21(e), minus one dollar.

1.6 "CODE" means the Internal Revenue Code of 1986, as amended, and any successor laws.

1.7 "COMPENSATION COMMITTEE" means the subcommittee of the Company's Board of Directors having responsibility for compensation-related matters relating to the Company's directors and Employees.

1.8 "DESIGNATED EMPLOYEE" means an Employee of the Company designated by the Compensation Committee to participate in the Plan; where the context so requires, "Designated Employee" also means an individual who is a former Designated Employee.

1.9 "DISABLED" means that a Designated Employee has, by reason of any medically determinable physical or mental impairment, received income replacement benefits for a period of three months under the Company's long term disability policy for its Employees.

1.10 "DISCRETION" means sole, absolute and uncontrolled discretion.

1.11 "DISTRIBUTION EVENT" means, as to a Designated Employee, the occurrence of any one of the following events:

     (a) the Designated Employee's Separation from Service; or

     (b) the Designated Employee's death prior to his termination of employment with the Company.

1.12 "EFFECTIVE DATE" means January 1, 2005.

1.13 "EMPLOYEE" means a person who receives compensation from the Company for the performance of services.

1.14 "EMPLOYER GROUP" means the Company and any subsidiary or affiliated entity which, with the Company, constitutes a controlled group of corporations or other entities within the meaning of subsections (b) or (c) of Code Section 414, as modified or interpreted by Internal Revenue Service guidance or regulations issued pursuant to Code Section 409A.

1.15 "FISCAL YEAR" of the Company means the 12 consecutive month period beginning on each July 1 and ending on the following June 30.

1.16 "SEPARATION FROM SERVICE" means an individual's voluntary or involuntary termination of employment or other service from all members of the Employer Group, such that he is no longer an Employee of the Company or an employee of any other Employer group member, as modified by Internal Revenue Service guidance or regulations issued pursuant to Code Section 409A.

1.17 "SERVICE REQUIREMENT" means the number of whole Years of Service a Designated Employee must complete in order to satisfy the vesting contingency defined at Section 1.21(a); each Designated Employee's Service Requirement shall be identified on Schedule A and shall not be reduced under any circumstance.

1.18 "SPECIFIED EMPLOYEE" means a Designated Employee who is a "key employee" as defined under the top-heavy plan rules of Code Section 416(i) (and without regard to Code Section 416(i)(5)), as modified by Internal Revenue Service guidance or regulations issued pursuant to Code Section 409A.

1.19 "VESTED INTEREST" means the portion of the Designated Employee's Account which is non-forfeitable pursuant to Section 4.1 (Vesting).

1.20 "VESTING DATE" means the date the Designated Employee's Account becomes non-forfeitable pursuant to Section 4.1 (Vesting).

1.21 "VESTING EVENT" means, as to a Designated Employee, the occurrence of any of the following events on or after the date the individual first becomes a Designated Employee:

     (a) the Designated Employee completes his Service Requirement;

     (b) the Designated Employee becomes Disabled;

     (c) the Designated Employees attains age 62; provided, however, that this event shall not apply to any Designated Employee who attained age 62 prior to his first becoming a Designated Employee.

     (d) the average share price of the Company's publicly-traded stock over a 90-day period is $22.00 or higher; or

     (e) the transfer of a controlling interest (more than 50% ownership or control) in the Company.

1.22 "YEAR OF SERVICE" means each 12 consecutive month period beginning on the later of (a) the Effective Date, or (b) the date the Compensation Committee names an Employee as a Designated Employee, and ending on each anniversary thereof, during which the Employee performs services for the Company for which he receives compensation.

                           ARTICLE II - PARTICIPATION

A Designated Employee shall commence participation in the Plan as of the Effective Date or, if later, the date the Compensation Committee names him as a Designated Employee. As of the same date, the Compensation Committee shall set the Service Requirement for the Designated Employee. The Company shall inform the Designated Employee of his participation in the Plan and his Service Requirement within a reasonable time thereafter and the Company shall record this information, along with the Designated Employee's full name, date of birth, and date of participation, on Schedule A and, as to any amounts thereafter credited on the Designate Employee's behalf, in accordance with
Section 3.1 (Establishment of Accounts). Each Designated Employee shall cease to participate in the Plan as of the earlier of the date he terminates employment with the Company or the Compensation Committee de-selects him as a Designated Employee. The Company shall record on Schedule A the date the Designated Employee ceases his participation in the Plan.

                             ARTICLE III - ACCOUNTS

3.1 Establishment of Accounts. The Company shall establish an Account for each Designated Employee, which shall be a bookkeeping account to record the Designated Employee's interest in the Plan. The Company shall maintain records for each Account until the Designated Employee's Vested Interest in his Account has been paid in full pursuant to Article V (Benefits and Payments).

3.2 Determination of Annual Credit Amounts. The Compensation Committee shall determine each Designated Employee's Annual Credit Amount for each Fiscal Year of the Company subsequent to the Designated Employee's initial year of participation in the Plan. This determination shall be made no later than 90 days after the end of the Company's Fiscal Year. In the absence of a determination by the Compensation Committee, the Designated Employee's Annual Credit Amount for the Company's Fiscal Year shall be zero dollars. The Company shall periodically inform a Designated Employee of his Annual Credit Amount.

3.3 Amounts Credited and Time for Crediting. The Company shall credit annually to the Account of each Designated Employee his Annual Credit Amount. Each Designated Employee's Annual Credit Amount shall be credited to his Account no later than 90 days after the end of the Company's Fiscal Year.

3.4 Account Credit Upon the Occurrence of a Vesting Event. Notwithstanding the Account crediting rules of Section 3.3 (Amounts Credited and Time for Crediting), the Company shall, as of a Designated Employee's Vesting Date, credit his Account as follows:

     (a) if the Vesting Date is the result of the occurrence of a Vesting Event under Section 1.21(a), (b), (c), or (d), the Company shall immediately credit the Designated Employee's current Annual Credit Amount to his Account; and

     (b) if the Vesting Date is the result of the occurrence of a Vesting Event under Section 1.21(e), in lieu of crediting the Designated Employee's current Annual Credit Amount, the Company shall credit the amount, if any, necessary to cause the amount credited to the Designated Employee's Account to total at least the Change in Control Amount for that Designated Employee; otherwise, the Company shall immediately credit the Designated Employee's current Annual Credit Amount to his Account.

3.4 Administrative Fees. The Company shall pay all fees and expenses relating to the operation of the Plan.

                       ARTICLE IV - VESTING AND FORFEITURE

4.1 Vesting. Subject to Section 4.2 (Forfeiture), a Designated Employee's right to any payments from his Account shall be vested and non-forfeitable upon the earliest occurrence of a Vesting Event as to the Designated Employee. Any amounts credited to the Designated Employee's Account after the occurrence of the Vesting Event shall be immediately vested and non-forfeitable.

4.2 Forfeiture. Notwithstanding Section 4.1 (Vesting), a Designated Employee's Account shall be forfeited (and the Company shall have no further obligations whatsoever under this Plan to the Designated Employee or any other person, including his Beneficiary) if:

     (a) the Designated Employee is terminated from Company employment for cause;

     (b) the Designated Employee engages in business activities, which the Compensation Committee deems to be in competition with the Company, during the three year period following the Designated Employee's termination of Company employment; or

     (c) the Designated Employee fails to comply with any request by the Compensation Committee, or its delegee, to perform any act necessary for the Company to obtain any life insurance policy insuring the life of the Designated Employee.

                        ARTICLE V - BENEFITS AND PAYMENTS

5.1 Benefit Amount. A Designated Employee's Plan benefit shall consist of the Vested Interest in his Account determined as of the date of his Distribution Event.

5.2 Benefit Payable. A Designated Employee's Plan benefit shall become payable only upon the earliest occurrence of a Distribution Event as to the Designated Employee. All Plan benefit payments to Designated Employees shall be net of employment and income taxes withheld.

5.3 Benefit Commencement and Form. A Designated Employee's Plan benefit payable pursuant to Section 5.2 (Benefit Payable), shall commence and be paid as follows:

     (a) If the Distribution Event was an event specified in Section 1.11(a), and the Designated Employee is not a Specified Employee, Plan benefit payments shall commence on the first day of the third month following the date of the Distribution Event and on each anniversary thereof; the Designated Employee's Plan benefit shall be paid in ten annual payments, each in an amount equal to one-tenth of his Plan benefit amount determined under Section 5.1 (Benefit Amount), as adjusted for any gains or losses to the Account after the Distribution Event and after each annual payment. Payments shall be made not later than two and one-half months after the date such payment is due.

     (b) If the Distribution Event was an event specified in Section 1.11(a), and the Designated Employee is a Specified Employee, Plan benefit payments shall commence on the first day of the seventh month following the date of the Distribution Event and on each anniversary thereof; the Designated Employee's Plan benefit shall be paid in ten annual payments, each in an amount equal to one-tenth of his Plan benefit amount determined under Section 5.1 (Benefit Amount), as adjusted for any gains or losses to the Account after the Distribution Event and after each annual payment. Payments shall be made not later than two and one-half months after the date the payment is due.

     (c) Notwithstanding the preceding paragraphs (a) and (b) of this Section 5.3, if a Designated Employee completed his Service Requirement prior to attaining age 62, and if the Distribution Event was an event specified in
     Section 1.11(a), his Plan benefit determined under Section 5.1(Benefit Amount) shall be paid in a single lump sum on the first anniversary of his Distribution Event, as adjusted for any gains or losses to the Account after the Distribution Event; provided, however, that the Designated Employee may elect that his Plan benefit be paid in ten annual payments, each in an amount equal to one-tenth of his Plan benefit amount, as adjusted for any gains or losses to the Account after the Distribution Event and after each annual payment, and with such payments commencing on a date that is on or after the sixth anniversary of his Distribution Event as elected in writing by the Designated Employee (and delivered to the Compensation Committee) prior to his Distribution Event. Payments shall be made not later than two and one-half months after the date the payment is due.

     (d) If the Distribution Event was an event specified in Section 1.11(b), any remaining Plan benefit shall be paid in a lump sum to the Designated Employee's Beneficiary as soon as administratively feasible after the first day of the seventh month following the date of the Distribution Event; the amount of the Plan benefit payable in this circumstance shall be the Designated Employee's Vested Interest in his Account balance as of the date of his death, as adjusted for any gains or losses to the Account after the date of the Designated Employee's death. Payment shall be made not later than two and one-half months after the date such payment is due.

5.4 Death Benefit Payable Before Benefit Commencement. If a Designated Employee dies before the commencement of his Plan benefit payable pursuant to Section 5.3(a), (b), or (c), his entire Plan benefit, as adjusted for any gains or losses to the Account prior to and after the date of the Designated Employee's death, shall be paid in a lump sum to his Beneficiary as soon as administratively feasible (but not more than two and one-half months) following the date on which the Designated Employee's Plan benefit would have commenced had he not died.

5.5 Death Benefit Payable After Benefit Commencement. If a Designated Employee's Plan benefit has commenced pursuant to Section 5.3(a), (b), or (c), and the Designated Employee dies prior to the completion of his Plan benefit payments, any remaining Plan benefit, as adjusted for any gains or losses to the Account after the date of the Designated Employee's death, shall be paid in a lump sum to his Beneficiary as soon as administratively feasible (but not more than two and one-half months) following the Designated Employee's death.

                  ARTICLE VI - ADMINISTRATION AND MISCELLANEOUS

6.1 No Trust. Nothing contained in this Plan, and no action taken pursuant to the provisions hereof, shall create or be deemed to create a trust of any kind, or a fiduciary relationship between the Company and any Designated Employee or Beneficiary. To the extent that any person acquires a right to receive benefits under this Plan, such right can be no greater than the right of any other unsecured general creditor of the Company and such person shall have no claim on, or any beneficial interest in, any assets of the Company. The Company may purchase life insurance or establish bookkeeping reserves or any funding media, including grantor trusts, to cover its obligation to make the payments contemplated under this Plan, but any insurance policies or amounts designated in such bookkeeping reserves or contained in such funding media as are established shall remain solely the property of the Company, and shall be subject to the claims of the creditors of the Company until actually paid to the Designated Employee or Beneficiary.

6.2 Funding Arrangements. It is the intention of the Company that the amounts credited under this Plan shall be unfunded for purposes of the Code and Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such amounts shall continue for all purposes to be part of the general funds of the Company and the Plan shall constitute a mere promise by the Company to make benefit payments in the future. The Company may, but is not required to, deposit in an account or a trust amounts sufficient to pay benefits under the Plan. Any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan shall conform to the terms of the model trust as described in Rev. Proc. 92-64, or pursuant to such subsequent guidance as may be provided by the Internal Revenue Service. Any amounts deposited in such a trust shall be subject to the Company's general creditors in the event of its insolvency as defined in the trust agreement or under such other circumstances as may be specified by such agreement. The Company may, in its sole Discretion, directly purchase, or cause a trust to purchase, with the trustee's consent, to purchase, such insurance products as it may deem appropriate to assist it in providing for the benefits contemplated under the Plan.

6.3 Investment of Account.

     (a) Designated Employees. In the event the Company purchases insurance products (directly or through a trust) or otherwise deposit sums in an account or trust to pay benefits under the Plan pursuant to Section 6.2 (Funding Arrangements), the Company may, in its sole and absolute discretion, permit a Designated Employee to indicate to the Company, or its delegee (such as, an insurer or a third-party administrator), the investment option(s) to apply to his Account. The indicated investment option(s) shall be the standard by which the value of the Participant's notional Account under this Plan shall be measured for all purposes, including the determination of his Plan benefit amount under Section 5.1(a) (Benefit Amount). Notwithstanding the foregoing, the Company shall retain the right to accept or not accept such indications or directions, as the case may be, regarding the investment of any Account under the Plan.

     (b) Available Investment Options. The Company may offer such investment options as it determines in the exercise of its sole and absolute discretion. The Company may offer additional investment options or eliminate investment options as it determines in the exercise of its sole and absolute discretion. The investment method provided for in Section 6.3(d) (Default Investment Indication or Direction) shall be available to a Participant as an investment option for all or a part of his Account.

     (c) Transmission of Investment Directions. A Participant's indication or direction of his investment option(s) must be (1) communicated in writing to the Company, the trustee (if any) or the Company's delegee (if any), or through another medium approved by the Company, the trustee (if any) or the Company's delegee (if any), (2) effective prospectively only, and only as to investment options available for deemed investment after the direction is transmitted, and (3) effective as promptly as practicable after receipt by the Company, the trustee (if any) or the Company's delegee (if any). Until a deemed investment direction becomes effective, the Company, the trustee (if any) and the Company's delegee (if any) shall be fully protected in following the Designated Employee's previous deemed investment direction that is to be superseded by his new deemed investment direction.

     (d) Default Investment Indication or Direction. In the event that a Designated Employee declines or fails to indicate or direct the investment option(s) with respect to his Account, his Account shall be deemed to be invested in a stable value fund, money market fund, or in the absence of either investment option, in any fixed income (i.e., bond or similar non-equity investment option) investment option, as the Company, in its sole and absolute discretion may determine to measure the amount of the Designated Employee's Account balance.

     (e) Losses Under the Plan. The Company, the trustee (if any) and the Company's delegee (if any) shall not be accountable or liable for any deemed investment losses credited to a Participant's Account incurred by virtue of implementing the Participant's indication or deemed direction (or lack thereof, including any deemed direction under paragraph (d) of this
     Section 6.3) of the investment option(s) for his Account or due to any reasonable administrative delay in implementing such directions.

6.4 Spendthrift Provision. Benefits, payments, proceeds, claims, rights, or interest of a Designated Employee or Beneficiary to or under this Plan shall not be subject in any manner to any claims, attachments or encumbrances due to the death, contracts, liabilities, engagements or torts of the Designated Employee or his Beneficiary, directly or indirectly, or be subject to any claim of any creditor of the Designated Employee or his Beneficiary, through legal process or otherwise. No Designated Employee or Beneficiary shall be able or be permitted to transfer, encumber, pledge, anticipate, alienate, sell, or assign any such benefits, payments, proceeds, claims, rights or interest, contingent or otherwise.

6.5 No Liability of Officers. No officer or Employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct, nor shall the Company be liable to pay any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or Employee of the Company.

6.6 Successors, Etc. The Plan shall be binding upon and benefit the Company and its successors, and the Designated Employees and Beneficiaries in accordance with and subject to the terms of this Plan.

6.7 Independent Provisions. Each provision of this Plan shall be independent of and separable from every other provision of this Plan and should any provision of the Plan be deemed or be declared to be contrary to or unenforceable under any law, whether constitutional, statutory or otherwise, all of the remaining provisions of this Plan shall remain in full force and effect.

6.8 Governing Law. This Plan shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, under the laws of the State of Michigan, except to the extent superseded by federal law.

6.9 Gender and Number. Wherever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.

6.10 No Employment Rights. Nothing contained in this Plan shall be construed as conferring on a Designated Employee the right to continue in the employ of the Company as an executive or in any other capacity.

6.11 Amendment and Termination of Plan. The Company reserves the right to amend or terminate the Plan at any time, without the consent of any Designated Employee or Beneficiary; provided, however, that no Plan amendment or termination shall affect the Designated Employee's Vested Interest, if any, in his Account. In the event the Plan is terminated, the Company will immediately distribute to each Designated Employee the entire Vested Interest in his Account regardless of the payment schedule set forth in Article V (Benefits and Payment), but only to the extent permitted by Code Section 409A and any Internal Revenue Service guidance or regulations issued thereunder.

6.12 Interpretation. The Compensation Committee (or its delegate) shall have exclusive and final authority and Discretion with respect to the interpretation and implementation of the terms and provisions of the Plan and may establish, adopt or amend such procedures or practices as it deems necessary, helpful or appropriate, in its sole and absolute Discretion, for purposes of administering the Plan. The Compensation Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports furnished to it by any actuary, controller, accountant, counsel, or any other person employed by the Compensation Committee with respect to the Plan. All decisions of the Compensation Committee shall be final, conclusive, and binding on all parties.

6.13 Notices to Designated Employees. Any failure of the Company to provide any notice or other information, or correct notice or other information, to a Designated Employee or Beneficiary as provided for in the Plan shall not operate to give the Designated Employee or Beneficiary any additional benefit or right under the Plan.

6.14 Benefit Claims. In the event a Designated Employee or Beneficiary (a "claimant") believes that he should receive benefits different in amount or character from what was received the claimant must make a written claim for such benefits to the Compensation Committee within 60 days from the date payments were refused. The Compensation Committee shall review the written claim and, if the claim is denied in whole or in part, shall provide written notice to the claimant of the denial within 90 days of receipt of the claim. The notice shall provide specific reasons for the denial, including reference to the provisions of the Plan upon which the denial is based, and shall indicate any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary. The notice shall provide information about the additional steps to be taken if a further review of the claim denial is desired, including the time limits applicable to such steps and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA. A claimant wishing to appeal the denial of a claim for benefits must do so in writing to the Compensation Committee within 60 days after the first claim denial. A claimant may review the Plan and any documents relating to it free of charge, and may submit written issues and comments, as he may feel appropriate. The Compensation Committee shall review the claim appeal and provide a written decision to the claimant with 60 days following its receipt of the claim appeal. The decision shall state the specific reasons for the decision, shall include reference to specific Plan provisions on which the decision is based, and shall include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. The decision shall also include a statement describing the voluntary arbitration procedure described in this Section 6.14, and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA. If the claimant continues to dispute the decision of the Compensation Committee on appeal, the claimant may submit the dispute to a board of arbitration for final decision. The board of arbitration shall consist of one member selected by the claimant, one member selected by the Compensation Committee, and a third member selected by the first two members. The board of arbitration shall operate under any generally recognized set of arbitration rules. The Company and the claimant (and his heirs, personal representatives, successors and assigns) shall be bound by the decision of such board of arbitration with respect to any controversy properly submitted to it for determination. The Company shall pay the costs of the arbitration board; the Company shall not pay any attorney's fees, travel expenses, or other cost or expense incurred by the claimant in relation to any claim made under this Section 6.14. The location of any arbitration proceeding under this Section 6.14 shall be Detroit, Michigan. An authorized representative of the claimant may act on his behalf for purposes of the claims submission and review procedures set forth in this Section 6.14. The Compensation Committee shall require the claimant or the authorized representative to provide sufficient evidence of the authorized representative's authority to act on behalf of the claimant for purposes of the claims submission and review procedures set forth in this Section 6.14.

IN WITNESS WHEREOF, the Company hereby adopts this amendment and restatement of the United American Healthcare Corporation Supplemental Executive Retirement Plan for the benefit of eligible Designated Employees this 9th day of November, 2006.

                                        UNITED AMERICAN HEALTHCARE CORPORATION
                                        (the "Company")


                                        By: /s/ Stephen D. Harris
                                            ------------------------------------
                                            Its: Executive Vice President, CFO
                                                 and Treasurer

      SCHEDULE A TO THE UNITED AMERICAN HEALTHCARE CORPORATION SUPPLEMENTAL
                            EXECUTIVE RETIREMENT PLAN

                                                                         DATE PARTICIPANT
                         DATE OF ENTRY                      SERVICE         CEASED PLAN
         DESIGNATED        INTO PLAN     DATE OF BIRTH    REQUIREMENT      PARTICIPATION
          EMPLOYEE        (DD/MM/YYYY)    (DD/MM/YYYY)   (WHOLE YEARS)     (MM/DD/YYYY)
     -----------------   -------------   -------------   -------------   ----------------
1.   WILLIAM C. BROOKS     01/01/2005      08/21/1933           3
2.   OSBIE HOWARD          01/01/2005      02/09/1943           5           04/15/2005
3.   STEPHEN HARRIS        01/01/2005      10/14/1971          13
4.   LORENZO HARRIS        01/01/2005      02/17/1950           8           08/05/2005
5.   STEPHANIE DOWELL      01/01/2005      06/04/1962          13
6.   MYLA JOHNSON          01/01/2005      06/20/1955          13
7.   STACIE HILL           01/01/2005      05/14/1969          13
8.   BARETTA NORTHERN      04/24/2006                          13